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                                                                    Exhibit 21
                                                                    ----------

          MAXCOR FINANCIAL GROUP INC.
       SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION
     SUBSIDIARY                                             OF INCORPORATION
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EURO BROKERS INVESTMENT CORPORATION                            DELAWARE

EURO BROKERS HOLDINGS INC.                                     NEW YORK

EURO BROKERS INC.                                              NEW YORK

MAXCOR FINANCIAL  INC.                                         NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.                         DELAWARE

MAXCOR FINANCIAL SERVICES INC.                                 DELAWARE

MAXCOR INFORMATION INC.                                        DELAWARE

E-B FUNDING CORPORATION                                        DELAWARE

EURO BROKERS HOLDINGS LTD.                                     ENGLAND

EURO BROKERS INTERNATIONAL LTD.                                ENGLAND

EURO BROKERS FINANCIAL SERVICES LTD.                           ENGLAND

EURO BROKERS SERVICES LTD.                                     ENGLAND

EURO BROKERS TOKYO INC.                                        DELAWARE

YAGI EURO CORPORATION                                          JAPAN

EURO BROKERS CANADA LTD.                                       CANADA

EURO BROKERS MEXICO, S.A. de C.V.                              MEXICO